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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K/A

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)   November 13, 1996
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                       APPLIED CELLULAR TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)

            Missouri                    33-79678               43-1641533
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  (State or other jurisdiction         (Commission            (IRS Employer
       of incorporation)               File Number)        Identification No.)

        Highway 160 & CC, Suite 5, Nixa, Missouri          65714
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       (Address of principal executive officers)        (Zip Code)

Registrant's telephone number, including area code:  417-725-9888
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Item 1.  Changes in Control of Registrant

Item 2.  Acquisition or Disposition of Assets.

         On November 13, 1996, the Company entered into an agreement to purchase 80% of the outstanding shares of Universal Commodities Corp., from one shareholder, Marc Sherman, in exchange for $4,000,000 in the form of Applied Cellular Technology, Inc. restricted common shares. The Seller received $3,200,000 worth of the restricted common shares on November 13, 1996, by the Company issuing 581,818 shares of its restricted common stock at $5.50 per share. The Seller will receive the remaining $800,000 (145,455 shares at $5.50) worth of restricted common shares at November 13, 1997, if Universal Commodities Corp. obtains an EBIT of $800,000. If an EBIT of $800,000 is not reached, the Seller forfeits the remaining $800,000 purchase price due.

Item 3.  Bankruptcy or Receivership.   None.

Item 4.  Changes in Registrant's Certifying Accountant.    No.

Item 5.  Other Events.    None.

Item 6.  Resignation of Registrant's Directors.    None.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Not required - per attached calculation.

(b) Pro forma financial information. Not required - per attached calculation.

(c)      Exhibits.    Agreement of Sale.
         Previously filed.

Item 8.  Change in Fiscal Year.    None.


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                                       SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           APPLIED CELLULAR TECHNOLOGY, INC.
                                           (Registrant)



Date:       January 15, 1997                     /s/ Garrett Sullivan
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                                           President



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